EXHIBIT 23(1)


                          Independent Auditor's Consent


     We hereby consent to the incorporation by reference in this Registration Statement of Patriot National Bancorp, Inc. on Form S-3 of our report dated February 20, 2002, which appears in the Financial Report following page 27 of the Annual Report on Form 10-KSB of Patriot National Bancorp, Inc. for the year ended December 31, 2001, and to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement and related Prospectus.


                                           /s/ MCGLADREY & PULLEN, LLP




New Haven, Connecticut
November 4, 2002